UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2005

CARREKER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-24201	75-1622836
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4055 VALLEY VIEW LANE
DALLAS, TEXAS		75244
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 458-1981

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01        Other Events.

As recently disclosed, the Board of Directors of Carreker Corporation (the “Company”) has approved a stock repurchase program.  Under this program, the Company could spend up to $5 million over the next 6 months to repurchase outstanding shares of its common stock.  The Company has entered into a repurchase plan designed to comply with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934 under which an agent appointed by the Company will determine the time, amount, and price at which purchases of common stock will be made, subject to certain parameters established in advance by the Company.  The repurchase plan sets a maximum purchase price of $6.00 per share of Common Stock.

Except for historical information, the statements in this Current Report constitute forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to the volatility in the Company’s common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices.  For further information concerning certain of these risks and uncertainties, see under the caption “Business-Forward Looking Statements and Risk Factors” in the Company’s most recent Form 10-K for the year ended January 31, 2005 and “Management’s Discussion and Analysis” in subsequent quarterly reports on Form 10-Q.  The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2005

CARREKER CORPORATION

	By:	/s/ LISA K. PETERSON
Lisa K. Peterson
Executive Vice President and Chief Financial Officer

3